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Exhibit 23.1

        The acquisition of packaging business of Cañuelas Pack S.A. described in Note 1.2 to the consolidated combined financial statements has not been consummated at March 27, 2017. When it has been consummated, we expect to be in a position to furnish the following consent.

Price Waterhouse & Co. S.R.L.
/s/ MARCELO DE NICOLA Marcelo de Nicola Partner
Buenos Aires, Argentina March 27, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form F-1 of Molino Cañuelas S.A.C.I.F.I.A. of our report dated March 27, 2017, except with respect to our opinion on the consolidated combined financial statements insofar as it relates to the acquisition of the packaging business of Cañuelas Pack S.A. described in Note 1.2 as to which the date is                        , relating to the financial statements of Molino Cañuelas S.A.C.I.F.I.A., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Consolidated Combined Financial Data" in such Registration Statement."

Buenos Aires, Argentina
[Date]

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM